                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting material pursuant to Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                          ATLANTIC DATA SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
(2)    Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
(4)    Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
(5)    Total fee paid:


--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:


--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement no.:


--------------------------------------------------------------------------------
(3) Filing Party:


--------------------------------------------------------------------------------
(4) Date Filed:

CONTACT: Paul K. McGrath
         Email: paul.mcgrath@adsfs.com
         (617) 770-3333

                A D S FINANCIAL SERVICES SOLUTIONS(TM) ANNOUNCES
                     SIGNING OF DEFINITIVE MERGER AGREEMENT

FOR IMMEDIATE RELEASE: QUINCY, Mass.-(Business Wire)-July 22, 2003 - A D S Financial Services Solutions(TM) ("ADS") (NASDAQ: ADSC) today announced that it has entered into an agreement and plan of merger (the "Merger Agreement") with ADS Acquisition Company, LLC ("Acquisition Company"), a wholly-owned subsidiary of ADS Acquisition Parent, LLC ("Acquisition Parent"). The sole members of Acquisition Parent (the "Principals") are Robert W. Howe, Chairman and Chief Executive Officer of ADS, William H. Gallagher, President and Chief Operating Officer (and a director) of ADS, Lee M. Kennedy, a director of ADS, and affiliates of General Atlantic Partners, LLC, a global private equity firm that is a major stockholder of ADS. David C. Hodgson, a director or ADS, is a Managing Member of General Atlantic Partners, LLC. The Principals together hold approximately 65% of the Company outstanding common stock.

Under the Merger Agreement, each share of Company common stock outstanding at the time of the Merger (other than 3,400,000 shares held by the Principals), will be converted into the right to receive $3.25 per share in cash or approximately $32.3 million in the aggregate (the "Merger Consideration"). As of the date hereof, the Company has approximately 13,136,124 shares issued and outstanding. Under the Merger Agreement, Acquisition Company will merge into the Company, and the Company, will become a wholly-owned subsidiary of Acquisition Parent.

The Board of Directors of the Company, acting on the recommendation of a special committee composed entirely of disinterested directors of the Company's Board, unanimously approved and adopted the Merger Agreement and recommended that the Company's stockholders approve the Merger Agreement. The special committee's financial advisor has opined that, as of July 21, 2003, the Merger Consideration was fair from a financial point of view to the Company's stockholders other than the principals. The closing of the Merger is subject to customary conditions, including approval of the Company's stockholders.

As soon as practicable, the Company will file a proxy statement relating to the Merger with the Securities and Exchange Commission (SEC), and will schedule a special meeting of the Company's stockholders to vote on a proposal to approve the Merger Agreement. Acquisition Parent and each of the Principals intend to vote their shares of the Company's common stock in favor of the Merger Agreement, which will be sufficient to approve the Merger Agreement and the Merger. Although the Merger Agreement can be approved without the affirmative vote of any public stockholders, the public stockholders will be entitled to contractual appraisal rights substantially equivalent to statutory appraisal rights under Massachusetts law.

THE COMPANY'S STOCKHOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT THAT THE COMPANY WILL FILE WITH THE SEC WHEN IT BECOMES AVAILABLE AT THE SEC'S WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY MAY ALSO BE OBTAINED FOR FREE FROM THE COMPANY BY DIRECTING A REQUEST TO ATLANTIC DATA SERVICES, INC. AT ONE BATTERYMARCH PARK, QUINCY, MASSACHUSETTS 02169, ATTENTION: CHIEF FINANCIAL OFFICER, TEL:
617-770-3333.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATING TO THE MERGER TRANSACTION DESCRIBED ABOVE WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. THE PROXY STATEMENT SHOULD BE READ CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

THE COMPANY AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE COMPANY'S STOCKHOLDERS IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. INVESTORS AND STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTEREST OF THE PARTICIPANTS FROM THE PROXY STATEMENT, WHICH MAY BE OBTAINED AS AND WHEN SET FORTH ABOVE.

About Atlantic Data Services, Inc.

A D S Financial Services Solutions is a trademark of Atlantic Data Services, Inc., a Quincy, Mass.- based IT strategy consulting and systems integration firm exclusively serving the needs of the financial services industry. ADS offers rapid, cost effective IT solutions to the business challenges faced by financial services companies through its in-depth financial industry expertise, project management expertise and technology expertise.

For additional information about ADS please visit our website at www.adsfs.com.

This press release includes forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements when you see us using words such as "expect," "anticipate," "will continue," "believe," "intend," "may," "predict," "will be," and other similar expressions. These forward-looking statements cover, among other items: events, conditions and financial trends that may affect the Company's future plans of operation, business strategy, growth of operations and financial position, including statements regarding the consummation of the Merger, the filing by the Company of a proxy statement and the holding of a special meeting of stockholders to vote on the Merger and the Merger Agreement. Any forward-looking statements are not guarantees of future performance and actual results could differ materially from those anticipated as a result of certain risks and uncertainties, some of which are beyond our control. These risks and uncertainties include, among others: variability of quarterly operating results due to, among other things, the number, size and scope of customer projects commenced and completed during a quarter, changes in employee utilization rates and changes in average billing rates; dependence on the financial services industry; general economic uncertainty; concentration of revenues and dependence on major customers; risks associated with fixed price contracts; dependence on key personnel; intense competition in the IT consulting industry; and risks associated with potential acquisitions. Because of these risks and uncertainties, the forward-looking events discussed in this release might not transpire.

                                      * * *